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                                                                  EXHIBIT 10.13

                                    AGREEMENT

                                     BETWEEN

                      ICRYSTAL INC., A SOFTWARE DEVELOPMENT
                       COMPANY INCORPORATED UNDER THE LAWS
                      OF THE STATE OF DELAWARE (HEREINAFTER
                         REFERRED TO AS THE "PURCHASER")

                                       AND

                        POWER STAR INC., A BODY CORPORATE
                       INCORPORATED UNDER THE LAWS OF THE
                      COMMONWEALTH OF DOMINICA (HEREINAFTER
                          REFERRED TO AS THE "SELLER")

WHREAS Icrystal Inc., a publicly traded corporation trading on the NASD OTC Bulletin Board, with a trading symbol ICRS, and Power Star Corp. a body corporate, with a head office located in the city of Roseau, The Commonwealth of Dominica are desirous of entering into an agreement whereupon the purchaser will purchase the assets and software of MetroBingo, more fully described in Section C below, from the Seller based upon the following terms and conditions contained herein:

A) The total consideration shall be $725,000.00 US. The Purchaser agrees to pay and the Seller agrees to accept as payment in full, 1,450,000 shares of ICRS which the Purchaser will issue out of treasury. The price of the ICRS shares is set at $0.50 US per share for the purposes of this agreement.

B) A total of 250,000 shares will have registration rights attached to them and the Purchaser will apply for said registration rights upon execution of this Agreement. The balance of the will be restricted until December 1, 2000.

C) The purchase price shall include all assets of MetroBingo including, but not limited to the following:

          1. All software and source codes including any software still under development.
          2. The Domain Name www.metrobingo.com and all of its variations.
          3. All domain names which are associated with Internet Bingo a schedule of which will be attached to the formal Agreement.
          4. All websites now under the control of MetroBingo.
          5. All or any trademarks associated with MetroBingo.
          6 All graphics and interfaces associated with MetroBingo or any other Bingo software applications.
          7. All technical specs and manuals with regard to the development of MetroBingo.

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D)   The Seller will turn over all assets described in Section C of this
     Agreement to the Purchaser within 48 hours of the execution of this agreement. The Seller warrants that it owns the assets described in Section C free and clear and that the Software of MetroBingo does not infringe upon the patents, trademarks, or proprietary rights of any other party. The Seller agrees to return all ICRS shares in its possession, either free trading or restricted, in the event a third party is able to prove that the MetroBingo Software does infringe upon the trademarks, patents, or proprietary rights of said third party.

E) In the event of a dispute arising from the interpretation of this Agreement, said dispute shall be submitted to a binding arbitration process in place for the province of British Columbia whereupon both parties hereby agree to abide by the decision of the arbitrator.

F)   Time is of the essence hereof.

G) This Agreement contains the entire agreement between both parties and there are no other agreements, warranties, conditions or guarantees, either verbal or written except those expressed herein.

H) The laws pertaining to this Agreement shall be the laws of the province of British Columbia, Canada and if any part of this agreement should be found to be unenforceable for any reason, then the balance of this Agreement shall be unaffected and shall continue to be binding on the parties hereto.

I) This Agreement shall not be assigned and shall not be binding upon all or any executors, receivers, or trustees of the parties hereto.

     Dated this 28th day of August, 1999 in the city of Surrey, the province of British Columbia.

ICRYSTAL INC.

/S/ D. SLAMKO
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POWER STAR CORP.



/S/ MARCELLA CHARLES
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  MARCELLA CHARLES